Exhibit 21

SUBSIDIARIES OF REGISTRANT
AS OF MARCH 1, 2007

Name	Jurisdiction
Subsidiaries of Ness Technologies, Inc.
Ness USA, Inc.	USA—Pennsylvania
Ness Innovative Business Services, Inc.	USA—California
Ness Technologies Israel Ltd.	Israel
Gilad Integration Computers Systems and Software (1999) Ltd.	Israel
Ness Technologies (India) Ltd.	India
Ness Global Services Pte. Ltd	Singapore
Ness Technologies B.V.	Netherlands
Ness Global Services Ltd.	United Kingdom
Ness Canada Inc.	Canada
Subsidiary of Ness Innovative Business Services, Inc.
Ness Innovative Business Services Ltd.	India
Subsidiary of Ness Technologies Israel Ltd.
Ness Technologies Holdings Ltd	Israel
Subsidiary of Ness Technologies Holdings Ltd.
Ness AT Ltd.	Israel
Subsidiaries of AT Ltd.
Ness NTR Ltd.	Israel
Ipex Integrated Computer Systems Ltd	Israel
V-Ness Ltd.	Israel
Subsidiaries of NESS Technologies B.V.
Ness Czech s.r.o	Czech
Ness Benelux B.V.	Netherlands
S.C. Ness Romania s.r.l	Romania
Ness Slovensko a.s.	Slovakia
Ness S.A.	Switzerland
NessPRO B.V.	Netherlands
NessPRO s.a.	Spain
Subsidiaries of NESS Global Services Pte. Ltd.
Ness Global Services Ltd	Thailand
Ness Malaysia Sdn. Bhd.	Malaysia
Subsidiary of NESS Czech s.r.o
Ness DM a.s.	Czech
Subsidiary of Ness Slovensko a.s.
Aliatic Consulting GMBH	Germany